                                                                    EXHIBIT 11.1

        STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                (IN THOUSANDS)

                                                                                    THREE MONTHS ENDED
                                                                              --------------------------------
                                                                              Sept. 30,    JUNE 30,  Sept. 30,
                                                                                1996        1996       1995
                                                                               -------     -------   -------
Weighted average common shares outstanding..............................        41,837      40,963    10,320
                                                                               -------     -------   -------
Weighted average common stock equivalents:
 Stock options determined using the treasury
  stock method..........................................................         5,614       6,033     4,652
 Convertible preferred stock............................................            --          --     6,179
                                                                               -------     -------   -------
    Total weighted average common stock
      equivalents outstanding...........................................         5,614       6,033    10,831
                                                                               -------     -------   -------
    Shares used in net income (loss) per share
      calculation.......................................................        47,451      46,996    21,151
                                                                               =======     =======   =======
Detailed calculation of shares issuable from the
 assumed exercise of stock options:
   Calculation of proceeds upon exercise of options:
     Number of stock options considered to be
       common stock equivalents (1).....................................         7,764       6,929     5,376
     Weighted average exercise price....................................       $ 11.44     $  5.75   $  3.50
                                                                               -------     -------   -------
         Proceeds upon exercise of options..............................       $88,810     $39,842   $18,839
                                                                               =======     =======   =======
Calculation of shares that could be repurchased
 upon exercise of stock options:
   Proceeds upon exercise of options....................................       $88,810     $39,842   $18,839
   Repurchase price.....................................................       $ 44.39     $ 60.19   $ 26.00
                                                                               -------     -------   -------
     Shares that could be repurchased...................................         2,000         662       724
                                                                               -------     -------   -------
     Common stock equivalents for stock options
       determined using the treasury stock method.......................         5,764       6,267     4,652

     Adjustment for portion of period the options
       were not outstanding.............................................           150         234        --
                                                                               -------     -------   -------
     Weighted average common stock equivalents for
          stock options using the treasury stock method.................         5,614       6,033     4,652
                                                                               =======     =======   =======
Detailed calculation of shares issuable from the assumed
 conversion of convertible preferred stock:
   Convertible preferred stock considered to be
     common stock equivalents (1).......................................            --          --     6,179
   Conversion ratio.....................................................            --          --   1 for 1
                                                                               -------     -------   -------
      Common stock equivalents for convertible
        preferred stock.................................................            --          --     6,179
                                                                               =======     =======   =======

(1) Pursuant to the requirements of the Securities and Exchange Commission, common stock, stock options, warrants and convertible preferred stock issued by the Company during the twelve months immediately preceding the initial public offering date have been included in the calculation of the weighted average shares outstanding for all periods presented using the treasury stock method. Stock options, warrants and convertible preferred stock issued prior to 1995 are excluded from the computation for the three and nine months ended September 30, 1995, as their inclusion would be antidilutive.

                                                                    EXHIBIT 11.1

        STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                (IN THOUSANDS)

                                                                      NINE MONTHS ENDED
                                                                        September 30,
                                                                     ------------------
                                                                       1996       1995
                                                                     --------   -------
Weighted average common shares outstanding.........................    40,332    10,320
                                                                     --------   -------
Weighted average common stock equivalents:
 Stock options determined using the treasury stock method..........     5,988     4,652
 Convertible preferred stock.......................................        --     6,179
                                                                     --------   -------
    Total weighted average common stock equivalents outstanding....     5,988    10,831
                                                                     --------   -------
    Shares used in net income (loss) per share calculation.........    46,320    21,151
                                                                     ========   =======
Detailed calculation of shares issuable from the
 assumed exercise of stock options:
   Calculation of proceeds upon exercise of options:
     Number of stock options considered to be
       common stock equivalents (1)................................     9,206     5,376
     Weighted average exercise price...............................  $  10.88   $  3.50
                                                                     --------   -------
         Proceeds upon exercise of options.........................  $100,197   $18,839
                                                                     ========   =======
Calculation of shares that could be repurchased
 upon exercise of stock options:
   Proceeds upon exercise of options...............................  $100,197   $18,839
   Repurchase price................................................  $  45.37   $ 26.00
                                                                     --------   -------
     Shares that could be repurchased..............................     2,208       724
                                                                     --------   -------
     Common stock equivalents for stock options
       determined using the treasury stock method..................     6,998     4,652

     Adjustment for portion of period the options
       were not outstanding........................................     1,010        --
                                                                     --------   -------
     Weighted average common stock equivalents for
          stock options using the treasury stock method............     5,988     4,652
                                                                     ========   =======
Detailed calculation of shares issuable from the assumed
 conversion of convertible preferred stock:
   Convertible preferred stock considered to be
     common stock equivalents (1)..................................        --     6,179
   Conversion ratio................................................        --   1 for 1
                                                                     --------   -------
      Common stock equivalents for convertible
        preferred stock............................................        --     6,179
                                                                     ========   =======

(1) Pursuant to the requirements of the Securities and Exchange Commission, common stock, stock options, warrants and convertible preferred stock issued by the Company during the twelve months immediately preceding the initial public offering date have been included in the calculation of the weighted average shares outstanding for all periods presented using the treasury stock method. Stock options, warrants and convertible preferred stock issued prior to 1995 are excluded from the computation for the three and nine months ended September 30, 1995, as their inclusion would be antidilutive.